Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-259720) pertaining to the: Amended and Restated 2014 Stock Incentive Plan, 2021 Stock Option and Incentive Plan, 2021 Employee Stock Purchase Plan,
(2) Registration Statement (Form S-8 No. 333-260926) pertaining to the Amended and Restated 2014 Stock Incentive Plan;
(3) Registration Statement (Form S-8 No. 333-264940) pertaining to the: 2021 Stock Option and Incentive Plan, 2021 Employee Stock Purchase Plan; and
(4) Registration Statement (Form S-8 No. 333-271789) pertaining to the: 2021 Stock Option and Incentive Plan, 2021 Employee Stock Purchase Plan

of our reports dated February 27, 2024 with respect to the consolidated financial statements of Toast, Inc., and the effectiveness of internal controls over financials reporting of Toast, Inc., included in this Annual Report (Form 10-K) of Toast, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2024